Exhibit 3.01

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SYMANTEC CORPORATION

Symantec Corporation, a Delaware corporation (the “Company”) does hereby certify that:

FIRST: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”).

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: Article 1 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The name of the corporation is NortonLifeLock Inc.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its duly authorized officer this 4th day of November, 2019.

SYMANTEC CORPORATION

By:	/s/ Scott C. Taylor
Name: Scott C. Taylor
Title: Executive Vice President, General Counsel and Secretary